Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED NOVEMBER 2, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from October 1, 2015 to October 31, 2015.

The following table sets forth our NAV per Common Share for each business day in October commencing on October 1, 2015.

Date	NAV per Common Share
October 1, 2015	$12.49
October 2, 2015	$12.49
October 5, 2015	$12.49
October 6, 2015	$12.49
October 7, 2015	$12.49
October 8, 2015	$12.49
October 9, 2015	$12.49
October 12, 2015	$12.49
October 13, 2015	$12.49
October 14, 2015	$12.49
October 15, 2015	$12.49
October 16, 2015	$12.49
October 19, 2015	$12.49
October 20, 2015	$12.49
October 21, 2015	$12.49
October 22, 2015	$12.49
October 23, 2015	$12.49
October 26, 2015	$12.49
October 27, 2015	$12.49
October 28, 2015	$12.49
October 29, 2015	$12.49
October 30, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.